EXHIBIT 23

CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-74218) pertaining to the Citizens First Savings Bank 401(k) Plan (the “Plan”) of our report dated July 11, 2005 regarding the financial statements of the Plan as of and for the year ended December 31, 2004, as included in the Plan’s Annual Report on Form 11-K filed with the Securities and Exchange Commission for the year ended December 31, 2004.

/s/ Austin, Niester, Beauchamp & Finnegan

Austin, Niester, Beauchamp & Finnegan, PC
Port Huron, Michigan
July 12, 2005